SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2004

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 14, 2004, the Company entered into an agreement with its President, Shayne C. Gad, Ph.D., to extend the term of his consulting period through December 31, 2005. For each full month of consulting, Dr. Gad will receive a monthly consulting fee of $19,500 and a fully vested option to purchase 2,500 shares of the Company’s stock with an exercise price equal to the fair market value of the Company’s stock on the date of grant.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 13, 2004, the Company’s Board of Directors revised its Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Code of Ethics sets forth standards and responsibilities with which the Company’s Chief Executive Officer and its senior financial officers must comply and was originally adopted prior to the date the SEC finalized its rule regarding codes of ethics. The amendment consisted of the addition of provisions requiring the Company’s CEO and each senior financial officer to report to the Audit Committee violations of the securities or other laws or of the Code or information regarding concerns about deficiencies in internal controls, suspicion of fraud or other material information affecting or concerning the Company’s financial reporting, and accountability for adherence to the Code, all of which were technical additions to make the Code fully comply with the final SEC rule found in Item 406 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.112	Consulting Agreement between Aeolus Pharmaceuticals, Inc. and Shayne C. Gad, Ph.D., dated December 14, 2004

Exhibit 10.113	Aeolus Pharmaceuticals, Inc. Code of Ethics for Chief Executive Officer and Senior Financial Officers, as amended on December 13, 2004

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.
Date: December 14, 2004
/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer

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